                                                                     Exhibit 2.2


                               NOVATION AGREEMENT

     THIS NOVATION AGREEMENT is made as of December 31, 2002 (the "Novation Date") among Annuity and Life Reassurance, Ltd ("ALRe"), XL Life Ltd ("XL"), and Continental Assurance Company ("Ceding Company").

     WHEREAS, ALRe and Ceding Company are parties to a reinsurance agreement (the "Subject Agreement") set forth in Schedule A hereto; and

     WHEREAS, as of December 31, 2002, the parties to this Novation Agreement have agreed to novate the Subject Agreement by substituting XL for ALRe as reinsurer thereunder, such that XL will assume all of ALRe's interests, rights, duties, obligations, and liabilities under the Subject Agreement and that ALRe shall be released and discharged from any further liability or obligations whatsoever thereunder; and

     WHEREAS, Ceding Company wishes to consent and agree to such novation.

     NOW, THEREFORE, in consideration of the foregoing and of the following mutual terms, conditions, covenants, and agreements, the parties agree that on the Novation Date, but effective as to the Subject Agreement on the inception date of such Subject Agreement, XL is hereby substituted as the Reinsurer under the Subject Agreement in place and instead of ALRe. XL and Ceding Company hereby ratify and confirm that the Subject Agreement shall be treated as always having been an agreement solely between them. In implementation and not in limitation of the foregoing, the parties further agree as follows:

     1. From and after the Novation Date, but effective as to the Subject Agreement on the inception date thereof, XL hereby assumes all of ALRe's interests, rights, duties, obligations, and liabilities under the Subject Agreement, and XL shall be bound by all terms and conditions of the Subject Agreement.

     2. Performance and/or breach prior to the Novation Date by ALRe shall after the Novation Date be treated for all purposes as having been performance or breach by XL.

     3. Effective as of the Novation Date, Ceding Company hereby releases and discharges ALRe from and against any and all duties, obligations, and/or liabilities whatsoever, express or implied, under or in connection with the Subject Agreement and shall look solely to XL for performance thereof.

     4. From and after the Novation Date, the Ceding Company shall have no further duties, obligations, and/or liabilities whatsoever, express or implied, to ALRe under or in connection with the Subject Agreement, but any such duties, obligations, and/or liabilities theretofore existing shall continue as duties, obligations, and/or liabilities of the Ceding Company to XL.

     5. Notwithstanding anything contained in this Novation Agreement or in the Subject Agreement, the Ceding Company shall not have the right to cede any policies under the Subject Agreement with an issue date after the date hereof.

     6. Each party agrees to do all things as may be necessary to give full effect to this Novation Agreement.

     7. This Novation Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. This Novation Agreement shall be subject to the arbitration provisions of the Subject Agreement and shall be governed by and construed in accordance with the laws applicable to the Subject Agreement.

9. The Ceding Company agrees to relinquish its rights as beneficiary to the Citibank Letter of Credit as provided by ALRe in accordance with the Subject Agreement by providing written notice of such to the issuing bank simultaneously with its receipt of the Letter of Credit referred to in paragraph 12 below.

10. This Novation Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

11. This Novation Agreement will become effective when it has been executed in Bermuda by XL after having been executed by ALRe and the Ceding Company.

12. The Novation Date will not occur unless and until the Ceding Company shall have received (including by facsimile transmission) a letter of credit (the "Letter of Credit") in the amount of $1.5 Million in substantially the form of Exhibit A hereto issued by the banks listed in Exhibit A and XL shall have received in Bermuda (including by facsimile transmission) a receipt for the Letter of Credit in the form of Exhibit B hereto, provided that if these conditions to the occurrence of the Novation Date are satisfied, the Novation Date shall be December 31, 2002.

     IN WITNESS WHEREOF the parties have executed this Novation Agreement as of December 31, 2002.

ANNUITY AND LIFE REASSURANCE, LTD.

By:   /s/ R Reale                       By:  /s/ Rod Cordle
    __________________________________      ___________________________________

Title: SVP &  CU                        Title: VP
       _______________________________         ________________________________

Date: 12/31/2002                        Date: 12/31/2002
      ________________________________        __________________________________









CONTINENTAL ASSURANCE COMPANY

By: /s/ [SIGNATURE ILLEGIBLE]           By: /s/ [SIGNATURE ILLEGIBLE]
    __________________________________      ___________________________________

Title: Sr. Vice President               Title: Sr. Vice President
       _______________________________         ________________________________

Date:  12/28/2002                       Date: 12/28/2002
       _______________________________        _________________________________

XL LIFE LTD


By: /s/ Paul Giordano                   By: /s/ [SIGNATURE ILLEGIBLE]
    __________________________________      ___________________________________

Title: Secretary                        Title: Vice President
       _______________________________         ________________________________
Date:  31 Dec 2002                      Date:  31 Dec 2002
       _______________________________         ________________________________

                                                                      Schedule A

                    Automatic Reinsurance Agreement CALR019
                                    Between
                         Continental Assurance Company
                        (Domiciled in Chicago, Illinois)
                                      and
                  XL Life Ltd., as amended by Amendment No. 1
         (Annuity & Life Reassurance (Bermuda) Ltd., prior to Novation)